CVCA, LLC/comScore, Inc., Exhibit 99
Name and Address of Reporting Person(1)	Designated Reporter(1))	Date of Event Requiring Statement	Issuer Name, Ticker or Trading Symbol	Title and Amount of Security	Title of Derivative Securities and Title and Amount of Securities Underlying Derivative Securities	Ownership Form: Direct (D) or Indirect (I)	Nature of Indirect Beneficial Ownership	Disclaims Pecuniary Interest
J.P. Morgan Partners (BHCA), L.P. c/o J.P. Morgan Partners, LLC 270 Park Avenue 39th Floor New York, NY 10017	CVCA, LLC	July 2, 2007	comScore, Inc. “SCOR”	See Table I Row 1	See Table I Row 1	I	See Explanatory Note 2 below	No
J.P. Morgan Partners (BHCA), L.P. c/o J.P. Morgan Partners, LLC 270 Park Avenue 39th Floor New York, NY 10017	CVCA, LLC	July 2, 2007	comScore, Inc. “SCOR”	See Table I Row 2	See Table I Row 2	D
JPMP Master Fund Manager, L.P. c/o J.P. Morgan Partners, LLC 270 Park Avenue 39th Floor New York, NY 10017	CVCA, LLC	July 2, 2007	comScore, Inc. “SCOR”	See Table I Rows 1&2	See Table I Rows 1&2	I	See Explanatory Note 3 below	No
JPMP Capital Corp. c/o J.P. Morgan Partners, LLC 270 Park Avenue 39th Floor New York, NY 10017	CVCA, LLC	July 2, 2007	comScore, Inc. “SCOR”	See Table I Rows 1&2	See Table I Rows 1&2	I	See Explanatory Note 4 below	No

Explanatory Note:

1)
The Designated Reporter is executing this report on behalf of all Reporting Persons, each of whom has authorized it to do so. Each of the Reporting Persons disclaims beneficial ownership of the Issuer’s securities to the extent it exceeds such Person’s pecuniary interest.

2)	The amounts shown in Table I in row 1 represent the beneficial ownership of the Issuer’s equity securities by CVCA, LLC (“CVCA”). The Reporting Person is the sole member of CVCA.

3)
The amounts shown in Table I in rows 1&2 represent the beneficial ownership of the Issuer's equity securities by CVCA and J.P. Morgan Partners (BHCA), L.P. (“JPM BHCA”), a portion of which may be deemed attributable to the Reporting Person because it is the sole general partner of JPM BHCA, the sole member of CVCA. The actual pro rata portion of such beneficial ownership that may be deemed to be attributable to the Reporting Person is not readily determinable because it is subject to several variables, including the internal rate of return and vesting of interests within JPM BHCA.

4)
The amounts shown in Table I in rows 1&2 represent the beneficial ownership of the Issuer’s equity securities by CVCA and JPM BHCA, a portion of which may be deemed attributable to the Reporting Person because it is the general partner of JPMP Master Fund Manager, L.P. (“MF Manager”), the general partner of JPM BHCA, the sole member of CVCA. The actual pro rata portion of such beneficial ownership that may be deemed to be attributable to the Reporting Person is not readily determinable because it is subject to several variables, including the internal rate of return and vesting of interests within JPM BHCA and MF Manager.